SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Stratex Networks, Inc.

(Name of Registrant as Specified In Its Charter)

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Stratex Networks, Inc.

120 Rose Orchard Way

San Jose, California 95134

August 4, 2005

Correction to Proxy Statement

Our proxy statement dated July 8, 2005 contained an inadvertent error in the section entitled “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS—Audit Fees Billed to the Company by Deloitte & Touche LLP for the Fiscal Year Ended March 31, 2005, are as follows” in which the fees for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 were included under “All Other Fees” instead of being included under “Audit Fees.”

That section should read as follows:

Audit Fees Billed to the Company by Deloitte & Touche LLP for the Fiscal Year Ended March 31, 2005 are as follows:

	2005	2004
Audit Fees(1)	$1,235,390	$414,098
Tax Fees(2)	344,538	303,076
All Other Fees(3)	57,325	67,270

Total Fees for Services Provided	$1,637,253	$784,444

(1)	Audit Fees were for professional services rendered for the audit of the Company’s annual financial statements, Sarbanes-Oxley Section 404 testing, and the reviews of the financial statements, included in the Company’s forms 10-Q for that fiscal year. Audit fees also include those fees billed for services rendered for accounting consultations, issuance of consents, completion of statutory audits and services associated with SEC registration statements, and periodic reports.

(2)	Tax Fees were for services related to tax compliance, tax advice and tax planning services.

(3)	All Other Fees were for consultations related to the Company’s follow-on stock offering in September 2004.

The Audit Committee reviews and approves the independent accountants’ annual audit plan and any subsequent engagements. The committee requires that all significant audit and permissible non-audit services be submitted to it for review and approval in advance.